Exhibit 10.2

This AGREEMENT (“the Agreement”) is made on 04th February 2005 in the city of Tbilisi by and between:

(1)	NINOTSMINDA OIL COMPANY LIMITED (“NOC”), a company registered in Cyprus and having its registered office at 22 Stasicratous, Olga Court, P.O. Box 48, Nicosia, Cyprus, represented by its President Dr David Robson, on one party, and

(2)	PRIMROSE FINANCIAL GROUP (“PFG”), a company registered in British Virgin Islands and having its registered office at Omar Hodge Building, Wickhams Cay, Road Town, Tortola, British Virgin Islands, represented by its director Mr Abraham Nanikashvili, on the other party

WHEREAS:

(A)	On 05 May 2004 NOC and PFG entered into a Crude Oil Sales Agreement whereby NOC agreed to sell and PFG agreed to purchase crude oil produced under the Ninotsminda Production Sharing Contract (the “Crude Oil Sale Agreement”); and

(B)	Under Article 8 of the Crude Oil Sale Agreement PFG has made a deposit payment of USD 2,300,000 (the “Security”) as a guarantee for purchasing crude oil and payment of the price for crude oil; and

(C)	PFG and NOC have agreed to terminate the Crude Oil Sale Agreement, repay the Security and conclude a new agreement on sale of crude oil to PFG upon the terms and conditions of this Agreement.

NOW THIS AGREEMENT WITNESSES as follows:-

1	DEFINITIONS AND INTERPRETATION

1.1	Interpretation

In this Agreement, unless otherwise specified or the context otherwise requires:-

(a)	words and expressions defined (expressly or by reference) in the Crude Oil Sale Agreement shall have the same meaning;

(b)	headings shall not affect construction or interpretation.

1.2	Whole Agreement

The Schedule and Recitals to this Agreement form part of this Agreement and have the same full force and effect as if expressly set out in their entirety in the operative part of this Agreement.

2	TERMINATION

2.1	Each of the parties to this Agreement agrees that the Crude Oil Sale Agreement shall terminate and cease to have effect immediately upon the satisfaction of the conditions set out in Clause 3 (the “Conditions”) (subject to such satisfaction taking place on or before 5pm (UK time) on 11th February 2005 (or such other date as the parties agree in writing)) and, subject to and immediately upon satisfaction of the Conditions within the time scale specified as aforesaid:-

(a)	NOC and PFG shall each release and forever discharge the other absolutely from all obligations and liabilities (past, present and future) arising under or resulting from the Crude Oil Sale Agreement (including but not limited to the Security); and

(b)	PFG agrees that it shall not be entitled to exercise any rights or make any claim or demands against NOC which has or may have arisen pursuant to the terms of or in respect of the Crude Oil Sale Agreement.

3	CONDITIONS

3.1	The Conditions are as follows:-

(a)	NOC shall pay to PFG the sum of USD2,300,000 in freely available funds to PFG’s nominated bank account in full satisfaction of NOC’s obligations pursuant to Clause 8 of the Crude Oil Sale Agreement; and

(b)	NOC and PFG shall enter into a new crude oil sales agreement for NOC’s share of crude oil produced from the Ninotsminda Field in the form of the agreement in the Schedule attached hereto.

4	WARRANTY

Each party represents and warrants to the other that it has the requisite power and authority and has taken all necessary actions and has obtained (and there remain in full force and effect) all consents, approvals and authorisations necessary (if any) to authorise the execution and performance of this Agreement by it and that this Agreement will when executed and delivered constitute valid and enforceable obligations of it.

5	SURVIVAL OF OBLIGATIONS

Any provision of this Agreement which is expressed or intended to have effect on, or to continue in force after, the execution of this Agreement shall have such effect, or, as the case may be, continue in force, after such execution.

6	GENERAL

6.1	Costs

Each party shall pay its own costs and expenses incurred in connection with the entering into the execution of and performance of this Agreement.

6.2	Amendment

No amendment or variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

6.3	Execution

This Agreement may be executed in any number of counterparts, all of which together shall be deemed to constitute one and the same document.

6.4	Further Assurance

Each of the parties to this Agreement shall at its own cost do or procure to be done all such further acts and things and execute or procure the execution of all such other documents as may from time to time be required to give effect to the terms of this Agreement.

7	GOVERNING LAW AND JURISDICTION

7.1	Governing Law

This Agreement shall be governed by and construed in accordance with the law of England.

7.2	Jurisdiction

The parties hereto submit to the exclusive jurisdiction of the Courts of England as regards any claim, dispute or matter arising out of or relating to this Agreement and its implementation or effect.

SCHEDULE

AGREEMENT ON CRUDE OIL SALES
DATED 04 FEBRUARY 2005 (THE “AGREEMENT”)

CONCLUDED BETWEEN NINOTSMINDA OIL COMPANY LIMITED AND PRIMROSE FINANCIAL GROUP AS FOLLOWS:

1.     SELLER:
NINOTSMINDA OIL COMPANY LIMITED
22, STASICRATOUS
OLGA COURT
P.O.BOX 48
NICOSIA, CYPRUS

2.     BUYER:

PRIMROSE FINANCIAL GROUP

OMAR HODGE BUILDING, WICKHAMS CAY, ROAD TOWN

TORTOLA

BRITISH VIRGIN ISLANDS

3.     CONTRACT PERIOD:

THIS AGREEMENT COMMENCES ON 01 FEBRUARY 2005 AND SHALL CONTINUE FOR A PERIOD OF THREE YEARS FOLLOWING COMPLETION OF DELIVERY OF THE MINIMUM CONTRACT QUANTITY (AS DEFINED BELOW) STIPULATED
HEREIN (“CONTRACT PERIOD”).

4.     QUANTITY:

THE SELLER SHALL MAKE AVAILABLE TO THE BUYER THE SELLER’S ENTIRE SHARE OF CRUDE OIL PRODUCED FROM THE NINOTSMINDA FIELD (“CONTRACT QUANTITY”). THE CONTRACT QUANTITY SHALL INCLUDE A MINIMUM CONTRACT QUANTITY IN THE TOTAL AMOUNT OF 68,555 (SIXTYEIGHT THOUSAND FIVE HUNDRED FIFTY FIVE) METRIC TONNES TO BE DELIVERED UNDER THIS AGREEMENT (“MINIMUM CONTRACT QUANTITY”). IN THE EVENT THAT THE SELLER FAILS TO PRODUCE THE MINIMUM CONTRACT QUANTITY THE SELLER SHALL HAVE NO LIABILITY TO THE BUYER AS A RESULT OF THAT FAILURE.

5.     QUALITY:
OIL MADE AVAILABLE UNDER THIS AGREEMENT SHALL BE NINOTSMINDA CRUDE OIL OF NORMAL EXPORT QUALITY WITH THE FOLLOWING GUARANTEED SPECIFICATION (“OIL”):

- DENSITY AT 20[0] C	820 – 840 KG/CSM

- SULPHUR	MAX 0,2 WT PCT

- WATER	MAX 1.0 PCT

QUALITY OF OIL SHOULD COINCIDE WITH THE EXISTING NORMS. SELLER AND BUYER SHALL MEET TO AGREE THE APPOINTMENT OF AN INDEPENDENT EXPERT LABORATORY, TO WHOM ANY DISPUTES CONCERNING THE QUALITY OF THE OIL OR THE METHOD OF TESTING THEREOF SHALL BE REFERRED AND BOTH PARTIES MUST ACCEPT THE DECISION OF THE EXPERT.

6.     DELIVERY:
ON A MONTHLY BASIS ON A DATE TO BE AGREED BETWEEN BUYER AND SELLER. SELLER SHALL MAKE OIL AVAILABLE TO THE BUYER AT GEORGIAN OIL’S STORAGE RESERVOIRS AT SAMGORI (NGDU) IN CAR TANKS PROVIDED BY THE BUYER (“DELIVERY POINT”). OIL SHALL BE CONSIDERED DELIVERED AS THE OIL PASSES THE FILLING HOSE TO THE CAR TANKS. THE SELLER, BUYER AND THE OPERATOR OF THE OIL STORAGE AND LOADING FACILITY WILL SIGN THE RELATED DELIVERY ACT. IN THE CASE OF OIL PURCHASED FOR EXPORT THE SELLER WILL USE ITS REASONABLE ENDEAVOURS TO ASSIST THE BUYER WITH THE DELIVERY OF OIL TO THE RAIL LOADING TERMINAL AT VAZIANI AND WITH ALL RELATED CUSTOMS DECLARATIONS AND RAILWAY DOCUMENTS. FOR THE

AVOIDANCE OF DOUBT THE BUYER WILL BE RESPONSIBLE FOR THE PROVISION OF CAR TANKS AND ALL COSTS ASSOCIATED WITH THE DELIVERY OF OIL FROM THE DELIVERY POINT INCLUDING ANY COSTS INCURRED BY THE SELLER.

7.     PRICE:
THE PRICE IN US DOLLARS PER NET US BARREL AT THE DELIVERY POINT FOR OIL DELIVERED DURING EACH MONTH SHALL BE EQUAL TO THE AVERAGE OF THE MEAN OF THREE QUOTATIONS IN THE PLATTS CRUDE OIL MARKETWIRE FOR BRENT DATED QUOTATIONS MINUS A DISCOUNT IN US DOLLARS PER NET US BARREL ESTABLISHED IN ACCORDANCE WITH THE FOLLOWING CRITERIA:

(A)	FOR OIL COMPRISING THE MINIMUM CONTRACT QUANTITY THE FOLLOWING DISCOUNT SHALL APPLY:

DATED BRENT (US$/BBL)	DISCOUNT (US$/BBL)
LESS THAN 15.00	6.00
15.01 – 20.00	6.50
20.01 – 25.00	7.00
GREATER THAN 25.01	7.50

(B)	FOR ANY OIL OTHER THAN THE MINIMUM CONTRACT QUANTITY MADE AVAILABLE TO THE BUYER THE DISCOUNT SHALL BE THE COMMERCIAL DISCOUNT IN GEORGIA FOR OIL OF SIMILAR QUALITY MADE AVAILABLE AT THE DELIVERY POINT (“COMMERCIAL DISCOUNT”) LESS US$0.10 PER BARREL:.

NO LATER THAN THE LAST DAY OF THE MONTH PRIOR TO THE MONTH IN WHICH THE OIL SHALL BE MADE AVAILABLE FOR DELIVERY, THE SELLER SHALL NOTIFY THE BUYER OF THE COMMERCIAL DISCOUNT. THE SELLER MUST PROVIDE DOCUMENTARY EVIDENCE SUCH AS A WRITTEN OFFER FROM AN INDEPENDENT THIRD PARTY TO SUPPORT THE COMMERCIAL DISCOUNT. THE BUYER SHALL THEN HAVE A PERIOD OF SEVEN CALENDAR DAYS IN WHICH TO AGREE TO UNDERCUT THE COMMERCIAL DISCOUNT BY US$0.10 PER BARREL. IN THE EVENT THE BUYER IS UNWILLING OR UNABLE FOR WHATEVER REASON TO PURCHASE OIL IN ANY MONTH, THE BUYER SHALL NOTIFY THE SELLER BY THE 8TH DAY OF THE MONTH IN WHICH THE OIL IS AVAILABLE FOR SALE (“ELECTION DATE”) OF SUCH INABILITY TO PERFORM. IN ANY EVENT IF THE BUYER HAS NOT ELECTED TO PURCHASE OIL BY THE ELECTION DATE THE SELLER SHALL BE ENTITLED TO SELL THE OIL AT ITS DISCRETION.

IF THE SELLER DOES NOT PROVIDE THE BUYER WITH THE COMMERCIAL DISCOUNT BY THE DUE DATE THE FOLLOWING DISCOUNT SHALL APPLY:

1.	IN THE CASE OF OIL PURCHASED FOR EXPORT THE DISCOUNT SHALL BE US$6.00 PER BARREL, AND

2.	IN THE CASE OF OIL PURCHASED UNDER A LOCAL SALES CONTRACT THE DISCOUNT SHALL BE US$5.50 PER BARREL.

IN THE CASE OF EXPORT SALES THE APPLICABLE QUOTATIONS SHALL BE THE THREE PUBLISHED RELEVANT QUOTATIONS FOR THE THREE CONSECUTIVE TRADING DAYS TO BE AGREED AT THE TIME THE BUYER HAS GIVEN NOTICE OF ITS INTENTION TO PURCHASE OIL OR IF THE OIL IS TO BE PURCHASED BY A THIRD PARTY NOMINATED BY THE BUYER IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE 12 AND THE APPLICABLE QUOTATIONS MUST BE ON OR BEFORE THE FIFTEENTH DAY FOLLOWING COMPLETION OF DELIVERY OF OIL.

IN THE CASE OF LOCAL SALES WITHIN GEORGIA, THE APPLICABLE QUOTATIONS SHALL BE THE THREE RELEVANT QUOTATIONS FOR THE THIRD, FOURTH AND FIFTH DAYS FOLLOWING THE DATE THE BUYER HAS GIVEN NOTICE OF ITS INTENTION TO PURCHASE OIL OR AT THE TIME THE CONTRACT IS SIGNED IF OIL IS TO BE PURCHASED BY A THIRD PARTY NOMINATED BY THE BUYER IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE 12.

FOR THE PURPOSES OF THIS ARTICLE 7(B) IF ANY OF THE QUOTATION DAYS FALLS ON A SATURDAY OR SUNDAY OR OTHER NON-TRADING DAY, THE NEAREST EARLIER QUOTATIONS SHALL APPLY.

THE PRICE HAS BEEN CALCULATED EXCLUSIVE OF VAT, HOWEVER IF VAT IS PAYABLE ON SALES UNDER THE AGREEMENT THIS WILL BE LEVIED AT THE EFFECTIVE RATE CURRENT IN THE TERRITORY OF GEORGIA AT THE TIME AND SHALL BE PAYABLE BY THE BUYER TO THE SELLER.

8.     PAYMENT:

THE BUYER SHALL PAY OR CAUSE TO BE PAID INTO SELLER’S NOMINATED BANK ACCOUNT:

1.	IN THE CASE OF LOCAL SALES, VALUE IN FULL PRIOR TO COMMENCEMENT OF DELIVERY OF OIL CALCULATED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE 7 ABOVE IN US DOLLARS NET CASH, WITHOUT WITHHOLD, OFFSET, COUNTERCLAIM OR DEDUCTION WHATSOEVER;

OR

2.	IN THE CASE OF EXPORT SALES, A PROVISIONAL PAYMENT PRIOR TO COMMENCEMENT OF DELIVERY OF OIL BASED ON THE RELEVANT MARKER PRICE IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE 7 LESS THE DISCOUNT IN US DOLLARS NET CASH, WITHOUT WITHHOLD, OFFSET, COUNTERCLAIM OR DEDUCTION WHATSOEVER. THE FINAL PRICE SHALL BE ESTABLISHED IN ACCORDANCE WITH THE PROVISIONS OF ARTICLE 7 ABOVE AND ANY UNDER PAYMENTS OR OVER PAYMENTS AS APPROPRIATE IN US DOLLARS NET CASH, WITHOUT WITHHOLD, OFFSET, COUNTERCLAIM OR DEDUCTION WHATSOEVER SHALL BE PAID BY THE BUYER OR THE SELLER AS APPROPRIATE.

9.     RISKS AND PROPERTY:
NOTWITHSTANDING ANYTHING HEREIN EXPRESSLY OR BY IMPLICATION TO THE CONTRARY, THE RISK AND PROPERTY IN THE OIL DELIVERED HEREUNDER SHALL PASS TO THE BUYER AT THE DELIVERY POINT.

10.     LAW AND JURISDICTION:

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ENGLISH LAW AND THE PARTIES SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE LONDON HIGH COURT WITHOUT RECOURSE TO ARBITRATION.

11.     FORCE MAJEURE:

IF EITHER PARTY IS RENDERED UNABLE TO PERFORM FULLY OR IN PART ANY OBLIGATION UNDER THIS AGREEMENT, EXCEPT IN RELATION TO OBLIGATIONS TO MAKE PAYMENTS DUE UNDER THIS AGREEMENT, THEN TO THE EXTENT THAT SUCH INABILITY ARISES FROM A CAUSE OR CAUSES BEYOND THAT PARTY’S CONTROL AND UPON SUCH PARTY PROMPTLY GIVING WRITTEN NOTICE TO THE OTHER PARTY OF SUCH CAUSE(S), NEITHER PARTY SHALL BE LIABLE TO THE OTHER IN DAMAGES OR OTHERWISE AND THE TIME FOR PERFORMANCE OF THE AFFECTED OBLIGATION SHALL BE EXTENDED DURING AND FOR THE PERIOD OF INABILITY SO CAUSED, UP TO A MAXIMUM OF THIRTY (30) CALENDAR DAYS.

SHOULD SUCH PERIOD OF INABILITY CONTINUE IN EXCESS OF THIRTY (30) CALENDAR DAYS, EITHER PARTY SHALL HAVE THE RIGHT TO TERMINATE THIS AGREEMENT BY WRITTEN NOTICE TO THE OTHER PARTY, IN WHICH CASE NEITHER PARTY SHALL BE RESPONSIBLE FOR FURTHER PERFORMANCE NOR LIABLE IN ANY WAY TO EACH OTHER. THE TERM CAUSE(S) BEYOND THAT PARTY’S CONTROL USED HEREIN SHALL INCLUDE (BUT WITHOUT LIMITING THE GENERALITY OF SUCH TERM): AN ACT OF GOD, WAR (DECLARED OR UNDECLARED), MILITARY OPERATIONS, BLOCKADE, REVOLUTION, DISTURBANCE, TRADE RESTRICTION, ACTION BY ANY GOVERNMENT OR GOVERNMENTAL OR CIVIL OR MILITARY AUTHORITY, EMBARGO, STRIKE, LOCK-OUT OR LABOUR DISPUTE, FIRE, ICE CONDITIONS, OR ANY OTHER CAUSE OF A SIMILAR NATURE AS DESCRIBED HEREIN BEYOND THAT PARTY’S CONTROL.

12.     OTHER TERMS:

ON THE BASIS OF THE BUYER’S WRITTEN REQUEST, THE SELLER WILL ASSIST THE BUYER TO SELL LOCALLY OR EXPORT OIL THROUGH PROPERLY EXECUTED OIL SALES CONTRACTS WITH A THIRD PARTY ON THE SAME TERMS AS STIPULATED IN THIS AGREEMENT PROVIDING THIS IS DONE IN ACCORDANCE WITH GEORGIAN LEGISLATION AND THE BUYER INDEMNIFIES THE SELLER FROM AND AGAINST ANY AND ALL CLAIMS OF ANY KIND, LIABILITIES INCLUDING BUT NOT LIMITED TO VAT PAYMENTS, AND EXPENSES WHICH MAY EMERGE AS A RESULT OF THE SELLER ENTERING INTO SALES CONTRACTS WITH A THIRD PARTY AT THE REQUEST OF THE BUYER.

13.     ENTIRE AGREEMENT
THIS AGREEMENT CONTAINS THE ENTIRE AGREEMENT OF BOTH PARTIES AND IT CANNOT BE MODIFIED UNLESS IN WRITING.

14.     BANK DETAILS:
US DOLLAR ACCOUNT:

BANK:	HSBC BANK INTERNATIONAL LIMITED
PO BOX 315, ST PETER PORT
GUERNSEY GY1 3JQ
CHANNEL ISLANDS

SWIFT:	MIDLJESH
ACCOUNT CURRENCY	US DOLLARS
ACCOUNT NAME:	NINOTSMINDA OIL COMPANY USD ACCOUNT
ACCOUNT NO.:	011 645496 361
COVER THROUGH:	BANKERS TRUST COMPANY
1 BANKERS TRUST PLAZA, LIBERTY STREET
NEW YORK, NY 10006
A/C NO.: 04082437
SPECIAL INSTRUCTIONS: BKTRUS33

15.     COUNTERPART
THIS AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS, ALL OF WHICH TOGETHER SHALL BE DEEMED TO CONSTITUTE ONE AND THE SAME DOCUMENT.

IN WITNESS WHEREOF THE PARTIES HAVE CAUSED THIS AGREEMENT TO BE EXECUTED IN FOUR (4) COUNTERPARTS, TWO (2) EACH IN GEORGIAN AND ENGLISH LANGUAGES OF WHICH ENGLISH VERSIONS SHALL HAVE PREVAILING LEGAL FORCE.

SIGNED ON 04 FEBRUARY 2005.

FOR AND ON BEHALF OF NINOTSMINDA OIL COMPANY LIMITED:	FOR AND ON BEHALF OF PRIMROSE FINANCIAL GROUP:

DR DAVDID ROBSON President	ABRAHAM NANIKASHVILI Director

EXECUTED under hand in two originals on the date first above written.

Executed and Delivered for and on behalf of
NINOTSMINDA OIL COMPANY LIMITED by:

Name: Dr D. Robson
Title: President
Date:

Executed and Delivered for and on behalf of PRIMROSE
FINANCIAL GROUP by:

Name: A. Nanikashvili
Title: Director
Date: